CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of the First Investors Life Series Funds (File Nos. 002-98409 and 811-04325) and to the use of our report dated February 24, 2016 relating to the  December 31, 2015 financial statements and financial highlights of the fourteen funds comprising the First Investors Life Series Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2016